Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295847

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

SUBJECT TO COMPLETION, DATED MAY 13, 2026

Prospectus Supplement to Prospectus Dated May 13, 2026

$750,000,000

Kodiak Gas Services, Inc.

Common Stock

We are offering $750,000,000 of shares of our common stock, par value $0.01 per share (“common stock”). See “Description of Capital Stock” beginning on page 12 of the accompanying prospectus for a more complete description of the shares offered hereby.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the symbol “KGS.” On May 12, 2026, the last reported sale price of our common stock on each of the NYSE and the NYSE Texas was $75.14 per share.

Investing in our common stock involves risks, including those described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to Kodiak Gas Services, Inc.	$	$

(1)	We refer you to “Underwriting (Conflicts of Interest)” in this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional $112,500,000 of shares of our common stock from us at the price set forth above for a period of 30 days following the date of this prospectus supplement.

The underwriters expect to deliver the common stock to purchasers on or about    , 2026.

Goldman Sachs & Co. LLC	J.P. Morgan

The date of this prospectus supplement is    , 2026.

Prospectus dated May 13, 2026

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone to provide you with different information, and you should not rely on any information not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide you. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than our common stock. We are not, and the underwriters are not, offering to sell shares of our common stock or seeking offers to buy shares of our common stock in any jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you and the information incorporated by reference in them, you should rely on the information in the document with the most recent date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which, among other things, gives more general information, some of which may not apply to this offering. Generally, when we use the term “prospectus,” we are referring to both parts combined. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under the “Where You Can Find More Information” section in this prospectus supplement. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus.

In making an investment decision, prospective investors must rely on their own examination of us and the terms of this offering, including the merits and risks involved. Neither we, the underwriters nor any of our or their respective representatives are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find More Information” in this prospectus supplement.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus supplement or any sale of our common stock, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. You should not assume that the information contained in this prospectus supplement, the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from or in addition to the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we file with the SEC. Accordingly, neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may provide.

Neither we nor the underwriters nor any of our or their respective representatives are making an offer to sell these securities in any jurisdiction where an offer or sale would be unlawful.

When used in this prospectus supplement, except where the context otherwise requires, references to “Kodiak” or “the Company” refer to Kodiak Gas Services, Inc. and not any of its subsidiaries, and references to “we,” “us” and “our” refer to Kodiak Gas Services, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding:

•	Expected operating results, such as revenue growth and earnings, including the integration of acquired businesses and assets into our operations, and our ability to service our indebtedness;

•	Anticipated levels of capital expenditures and uses of capital;

•	Current or future volatility in the credit markets and future market conditions;

•

Potential or pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions and our ability to achieve the intended operational, financial and strategic benefits from any such transactions;

•	Expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings;

•	Production and capacity forecasts for the natural gas and oil industry;

•	Strategy for customer retention, growth, fleet maintenance, market position and financial results;

•	Our interest rate hedges; and

•	Strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	A reduction in the demand for natural gas and oil;

•	The loss of, or the deterioration of the financial condition of, any of our key customers;

•	Nonpayment and nonperformance by our customers, suppliers or vendors;

•	Competitive pressures that may cause us to lose market share;

•	Our ability to successfully integrate any acquired businesses, including DPS (as defined herein), and realize the expected benefits thereof in the expected timeframe or at all;

•	Our ability to source and fund purchases of additional compression and power generation equipment;

•	Changes in the distributed power industry, including any decreases in the demand for electricity and distributed power;

•

A deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, the conflict and potential regime change in Iran as well as other hostilities in the Middle East and developments between the United States and Venezuela, inflation, and slow economic growth in the United States;

S-iii

•	A downturn in the economic environment, as well as continued inflationary pressures;

•	The outcome of any pending internal review or any future related government enforcement actions;

•	Tax legislation and the impact of changes to applicable tax laws, including the passage of the One Big Beautiful Bill Act, and administrative initiatives or challenges to our tax positions;

•	The loss of key management, operational personnel or qualified technical personnel;

•	Our dependence on a limited number of suppliers;

•	The cost of compliance with existing and new governmental regulations, as well as the associated uncertainty given the current U.S. federal government administration;

•

Changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential direct and indirect impact of retaliatory tariffs and other actions;

•	The cost of compliance with regulatory initiatives and stakeholders’ pressures, including sustainability and corporate responsibility;

•	The inherent risks associated with our operations, such as equipment defects and malfunctions;

•	Our reliance on third-party components for use in our information technology systems;

•	Legal and reputational risks and expenses relating to the privacy, use and security of employee and client information;

•	Threats of cyber attacks or terrorism;

•	Agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions;

•	Volatile and/or elevated interest rates and associated central bank policy actions;

•	Our ability to access the capital and credit markets or borrow on affordable terms (or at all) to obtain additional capital that we may require;

•	Major natural disasters, severe weather events or other similar events that could disrupt operations;

•	Unionization of our labor force, labor interruptions and new or amended labor regulations;

•	Renewal of insurance;

•	The effectiveness of our disclosure controls and procedures; and

•

Such other factors as discussed throughout the “Risk Factors” section of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

S-iv

SUMMARY

This summary highlights selected information about us but does not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of the offering and information about our business and financial data. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the caption “Risk Factors,” beginning on page S-6 of this prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

OUR COMPANY

We are a leading provider and operator of large horsepower contract compression infrastructure in the U.S., supporting the critical movement and processing of natural gas across key production regions. Our Contract Services and related services are critical to our customers’ ability to reliably produce, gather and transport natural gas and oil. We are a market leader in the Permian Basin, which is the largest producing natural gas and oil basin in the U.S. We operate our large horsepower compression units primarily under fixed-revenue contracts with many upstream and midstream customers. Our compression assets have long useful lives consistent with the expected production lives of the key regions where we operate. We believe our customer-centric business model positions us as the preferred contract compression operator for our customers and creates long-standing relationships. We strategically invest in the training, development and retention of our highly skilled and dedicated employees and believe their expertise and commitment to excellence enhances and differentiates our business model. Furthermore, we maintain an intense focus on being one of the most sustainable and responsible operators of contract compression infrastructure.

As of March 31, 2026, we managed our business through two operating segments: Contract Services and Other Services. Contract Services consists of operating Company-owned and customer-owned compression, and gas treating and cooling infrastructure, pursuant to fixed-revenue contracts to enable the production and gathering of natural gas and oil. Other Services consists of a broad range of services to support ancillary needs of our customers, including station construction, customer-owned compressor maintenance and overhaul, the provision of freight and crane services and other time and material-based offerings. Our Other Services offerings are often cross-sold with Contract Services.

Our recently completed acquisition of DPS has expanded our platform beyond contract compression into distributed and behind-the-meter power generation, adding generation capacity and broadening our customer base across data centers, microgrids, manufacturing and energy infrastructure end markets. DPS has been rebranded as Kodiak Power Solutions, a division of the Company. We expect that the recently acquired distributed power business will primarily be incorporated into a new reportable segment, Power Infrastructure, beginning in the second quarter of fiscal year 2026. Certain ancillary services associated with the distributed power business, which are similar to those previously included in our operations, will be classified under our Other Services reportable segment. On a prospective basis, we expect to rename our Contract Services reportable segment to Compression Infrastructure.

RECENT DEVELOPMENTS

DPS Acquisition

On February 5, 2026, Kodiak and Kodiak Gas Services LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Kodiak (“Kodiak LLC”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Mustang PRS, LLC, a Texas limited liability company

(“Mustang”), Louisiana Machinery Company, L.L.C., a Louisiana limited liability company (together with Mustang, the “Sellers”), and Distributed Power Solutions, LLC, a Texas limited liability company and leading provider of turnkey distributed power generation solutions and behind-the-meter power generation solutions (“DPS”), pursuant to which Kodiak LLC agreed to acquire 100% of the issued and outstanding membership interests in DPS from the Sellers (the “DPS Acquisition”).

The DPS Acquisition closed on April 1, 2026 (the “Closing Date”). On the Closing Date, Kodiak LLC paid to the Sellers aggregate cash consideration of $587.3 million (including adjustments for certain additional power generation assets purchased since the transaction announcement, indebtedness and working capital), and Kodiak issued to the Sellers an aggregate of 2,401,278 shares of common stock (the “Stock Consideration”). The cash consideration and related transaction costs were funded primarily with borrowings under our Fourth Amended and Restated Credit Agreement, dated as of March 22, 2023 (as amended or restated from time to time, the “ABL Credit Agreement” or “ABL Facility”), among Kodiak LLC, the other obligors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Under the terms of the Purchase Agreement, the Sellers have agreed not to dispose of any of the shares of common stock issued as Stock Consideration for a period of 180 days following the Closing Date (the “Lock-Up Period”), other than certain permitted transfers. In connection with the closing of the DPS Acquisition, we entered into a registration rights agreement with the Sellers pursuant to which we have agreed to register the re-sale of the shares of common stock issued as Stock Consideration prior to the end of the Lock-Up Period and granted the Sellers customary piggyback registration rights.

Power Generation Assets Purchase Commitments

In connection with the acquisition of DPS, we entered into purchase commitments totaling approximately $244.8 million for the acquisition of power generation assets. These commitments are expected to be fulfilled over a period of approximately four years and support our planned investment in expanding our power generation fleet.

2031 Senior Notes Offering

On March 20, 2026, Kodiak LLC completed a private offering (the “2031 Notes Offering”) of $1.0 billion in aggregate principal amount of 5.875% Senior Notes due 2031 (the “2031 Notes”). The net proceeds from the 2031 Notes Offering were used to fund the 2029 Notes Redemption (as defined below) and to repay a portion of the outstanding borrowings under our ABL Facility.

Redemption of 2029 Senior Notes

On March 30, 2026 we irrevocably deposited $785.5 million of proceeds from the 2031 Notes Offering to fund the redemption of the 2029 Notes. On April 10, 2026 (the “Redemption Date”), we completed the redemption of the $750.0 million in outstanding aggregate principal amount of Kodiak LLC’s 7.250% Senior Notes due 2029 (the “2029 Notes”) at a redemption price equal to 103.625% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “2029 Notes Redemption”).

Fifth Amendment to ABL Credit Agreement

On April 2, 2026, Kodiak and Kodiak LLC entered into the Fifth Amendment to the Fourth Amended and Restated Credit Agreement (“Fifth Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended or restated from time to time, the “ABL Credit Agreement” or “ABL Facility”), which amends the Fourth Amended and Restated Credit Agreement dated as of March 22, 2023. The Fifth Amendment, among other things, modifies the calculation of the leverage ratio. Through June 30, 2026, the

Fifth Amendment allows Kodiak LLC to deduct from its total indebtedness the net proceeds from the issuance of the 2031 Notes, in addition to the existing $50,000,000 cash netting cap, so long as such proceeds remain as unrestricted cash or cash equivalents.

CORPORATE INFORMATION

Kodiak Gas Services, Inc. is a Delaware corporation. On July 3, 2023, we completed our initial public offering, and shares of our common stock currently trade on the NYSE and the NYSE Texas under the ticker symbol “KGS.”

Our principal executive offices are located at 9950 Woodloch Forest Drive, Suite 1900, The Woodlands, Texas 77380, and our telephone number is (936) 539-3300. We maintain a website at www.kodiakgas.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Except for information specifically incorporated by reference into this prospectus supplement that may be accessed from our website, the information on, or otherwise accessible through, our website or any other website does not constitute a part of this prospectus supplement.

THE OFFERING

The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Issuer	Kodiak Gas Services, Inc.

Shares of Common Stock Offered by Us	$750,000,000 of shares of our common stock, or $862,500,000 of shares if the underwriters exercise in full their option to purchase additional shares of common stock.

Option to Purchase Additional Shares	We have granted the underwriters an option to purchase up to an additional $112,500,000 of shares of our common stock within 30 days of the date of this prospectus supplement.

Common Stock Outstanding After the Offering	shares, or shares if the underwriters exercise in full their option to purchase additional shares of common stock.

Use of Proceeds	We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $ million of net proceeds from this offering, or $ million if the underwriters exercise in full its option to purchase additional shares. We intend to use the net proceeds of this offering for general corporate purposes, which will include the repayment of a portion of the outstanding borrowings under our ABL Facility, and which may also include funding growth capital for additional power generation equipment. Pending the potential use the net proceeds of this offering to fund growth capital for additional power generation equipment, we may temporarily apply such portion of the net proceeds to repay outstanding borrowings under our ABL Facility.

Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A. are lenders under the ABL Facility and, therefore, may receive a portion of the net proceeds of this offering through any repayment of borrowings under the ABL Facility. See “Underwriting (Conflicts of Interest).”

Conflicts of Interest

Because Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A. are lenders under the ABL Facility and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the ABL Facility, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Dividend Policy	We pay quarterly dividends to our stockholders at the discretion of our board of directors (the “Board”). On May 7, 2026, our Board declared a quarterly dividend of $0.49 per share of common stock, which is payable on May 28, 2026 to stockholders of record as of the close of business on May 18, 2026.

Although we currently intend to continue to return capital to stockholders in the form of a quarterly cash dividend, the amount and timing of these returns of capital to stockholders may vary from time to time. See “Dividend Policy.”

NYSE and NYSE Texas Symbol	KGS

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-6, as well as the other risks and uncertainties described in the documents that we file with the SEC that are incorporated herein by reference.

Transfer Agent	Computershare Trust Company, N.A.

Unless otherwise indicated, in this prospectus supplement, the number of shares of common stock to be outstanding after this offering is based on 93,234,440 shares issued and 88,743,245 shares outstanding as of March 31, 2026, after giving effect to the issuance of 2,401,278 shares of common stock issued as Stock Consideration for the DPS Acquisition on April 1, 2026. This number:

•	assumes no exercise by the underwriters of their option to purchase additional shares of common stock;

•

excludes 224,120 shares of common stock issuable upon redemption of 224,120 limited liability company common units of Kodiak LLC outstanding as of March 31, 2026 (along with the cancellation of a corresponding number of shares of preferred stock of Kodiak);

•

excludes 1,095,937 shares of common stock issuable upon settlement of unvested time-based restricted stock units outstanding as of March 31, 2026 and 804,175 shares of common stock issuable upon settlement of unvested performance stock units outstanding as of March 31, 2026 (assuming target performance is achieved), in each case assuming satisfaction of applicable vesting conditions; and

•

excludes approximately 6,060,443 shares of common stock reserved for issuance as of March 31, 2026 in connection with future awards available for grant under our 2023 Omnibus Incentive Plan (the “Omnibus Plan”).

RISK FACTORS

Any investment in shares of common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase shares of common stock. In particular, you should carefully consider, among other things, the risks to our business and other matters described in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings we make with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. If any such risks and uncertainties actually occur, you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations and result in a loss of all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

The trading price of our common stock is subject to volatility.

The trading price of our common stock may be volatile. The value of an investment in our common stock may decrease or increase abruptly, and such volatility may bear little or no relation to our financial or operational performance. The price of our common stock may fall in response to market appraisal of our strategy or if our results of operations and/or prospects are below the expectations of market analysts or stakeholders. In addition, equity and debt markets have, from time to time, experienced significant price and volume fluctuations that have affected the market price of securities, and may, in the future, experience similar fluctuations which may be unrelated to our operating performance and prospects but nevertheless affect the price of our common stock. Broad equity and debt market fluctuations resulting from general economic conditions, as well as our ability to meet or exceed market expectations, may materially and adversely affect the trading prices of our common stock.

Investors in this offering may experience future dilution.

In order to raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of common stock or other securities convertible into, or exchangeable for, common stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase common stock in this offering will suffer a dilution of their investment. In addition, equity awards under our share-based compensation plans may cause further dilution.

Our restated certificate of incorporation (“Charter”) and third amended and restated bylaws (“Bylaws”) contain provisions that could delay, discourage or prevent a takeover attempt even if a takeover might be beneficial to our stockholders, and such provisions may adversely affect the market price of our common stock.

Provisions contained in our Charter and Bylaws could make it more difficult for a third party to acquire us. Our Charter and Bylaws also impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our Charter authorizes our Board to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, the Board can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our capital stock. These rights may have the effect of delaying or deterring a change of control of us. Additionally, for example, our Bylaws (i) establish limitations on the ability of our stockholders to call special meetings, (ii) include advance notice requirements for nominations for election to the Board and for proposing matters that can be acted upon at stockholder meetings, (iii) provide that the Board is expressly authorized to adopt, or to alter or repeal, the Bylaws, and (iv) provide for a classified Board, with such classification terminating at the third annual meeting of stockholders held after the 2026 annual meeting of stockholders, which generally makes it more difficult for stockholders to replace a majority of the directors prior to the termination of such classification. Those, and other provisions of our Charter and Bylaws, could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

Our Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Charter or our Bylaws, or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Notwithstanding the foregoing sentence, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws, including the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of, and consented to, the provisions of our Charter described in the preceding sentences. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.

The market price for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market, and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $     million (or $     million if the underwriters exercise in full their option to purchase additional shares of common stock). We intend to use the net proceeds of this offering for general corporate purposes, which will include the repayment of a portion of the outstanding borrowings under our ABL Facility, and which may also include funding growth capital for additional power generation equipment. Pending the potential use the net proceeds of this offering to fund growth capital for additional power generation equipment, we may temporarily apply such portion of the net proceeds to repay outstanding borrowings under our ABL Facility.

As of May 11, 2026, we had outstanding borrowings of $967.8 million under the ABL Facility. The weighted average interest rate of the ABL Facility was 5.73% as of May 11, 2026. The ABL Facility is scheduled to mature on September 5, 2030. The borrowings under the ABL Facility had been incurred to fund a portion of the purchase price for the DPS Acquisition and for general corporate purposes. See “Summary—Recent Developments.”

Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A. are lenders under the ABL Facility and, therefore, may receive a portion of the net proceeds of this offering through any repayment of borrowings under the ABL Facility. See “Underwriting (Conflicts of Interest).”

DIVIDEND POLICY

We pay quarterly dividends to our stockholders at the discretion of the Board. On May 7, 2026, our Board declared a quarterly dividend of $0.49 per share of common stock, which is payable on May 28, 2026 to stockholders of record as of the close of business on May 18, 2026. Although we currently intend to continue to return capital to stockholders in the form of a quarterly cash dividend, the amount and timing of these returns of capital to stockholders may vary from time to time. The decision whether to return capital to stockholders, as well as the timing and amount of any return of capital to stockholders, is subject to the discretion of the Board, which regularly evaluates our proposed capital returns to stockholders and the requirements, if any, under the DGCL.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2026:

•	on an actual basis;

•

on an as adjusted basis, after giving effect to (i) the draw downs on the ABL Facility and the use of such borrowings to fund the closing cash consideration for the DPS Acquisition and (ii) the issuance of the Stock Consideration; and

•

on an as further adjusted basis, after giving effect to this offering (assuming no exercise of the underwriters’ option to purchase additional shares of common stock) and the application of the net proceeds therefrom (assuming all of such net proceeds are used to repay a portion of the outstanding borrowings under the ABL Facility), after deducting underwriting discounts and commissions and estimated offering expenses.

This table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the “Summary—Recent Developments” and “Use of Proceeds” sections in this prospectus supplement.

	As of March 31, 2026
(In thousands)	Actual	As Adjusted(1)	As Further Adjusted
Cash and Cash Equivalents	$94,363	$94,363		$94,363

Long-Term Debt:
ABL Facility(2)	$449,936	$1,043,333	$
5.875% Senior Notes due 2031(3)	1,000,000	1,000,000		1,000,000
6.500% Senior Notes due 2033(3)	770,000	770,000		770,000
6.750% Senior Notes due 2035(3)	630,000	630,000		630,000
Unamortized debt discounts and premiums	4,016	4,016		4,016
Unamortized debt issuance costs	(66,949)	(66,949)		(66,949)

Total Long-Term Debt	$2,787,003	$3,380,400	$

Stockholders’ Equity:
Common stock, $0.01 par value; 750,000 shares authorized, 90,833 shares issued and 86,341 shares outstanding, actual; 93,234 shares issued and 88,743 shares outstanding, as adjusted; and shares issued and shares outstanding, as further adjusted	$908	$932	$
Preferred stock, $0.01 par value; 50,000 shares authorized and 224 shares issued and outstanding, actual, as adjusted and as further adjusted	2	2		2
Treasury stock, at cost: 4,492 shares	(143,968)	(143,968)		(143,968)
Additional paid-in capital	1,326,985	1,465,995
Noncontrolling interest	3,597	3,597
Accumulated and other comprehensive loss	(99)	(99)
Retained (deficit) earnings	(12,419)	(12,419)

Total Stockholders’ Equity	1,175,006	1,314,040

Total Capitalization	$3,962,009	$4,694,440	$

(1)

Other than to reflect the draw downs on the ABL Facility to fund the closing cash consideration for the DPS Acquisition and the issuance of the Stock Consideration as described above, the as adjusted column does not give pro forma effect to the closing of the DPS Acquisition. See the unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement.
(2)

As of May 11, 2026, we had cash and cash equivalents of approximately $3.0 million and total borrowings of $967.8 million outstanding under the ABL Facility. We expect to use the net proceeds of this offering for general corporate purposes, which will include the repayment of a portion of the outstanding borrowings under the ABL Facility.

(3)	Represents the aggregate principal amount of existing notes without giving effect to any original issue discounts, premiums and/or deferred issuance costs.

The number of shares of common stock in the table above:

•	assumes no exercise by the underwriters of their option to purchase additional shares of common stock;

•

excludes 224,120 shares of common stock issuable upon redemption of 224,120 limited liability company common units of Kodiak LLC (along with the cancellation of a corresponding number of shares of preferred stock of Kodiak);

•

excludes 1,095,937 shares of common stock issuable upon settlement of unvested time-based restricted stock units outstanding as of March 31, 2026 and 804,175 shares of common stock issuable upon settlement of unvested performance stock units outstanding as of March 31, 2026 (assuming target performance is achieved), in each case assuming satisfaction of applicable vesting conditions; and

•	excludes approximately 6,060,443 shares of common stock reserved for issuance as of March 31, 2026 in connection with future awards available for grant under the Omnibus Plan.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations related to the acquisition, ownership and disposition of common stock acquired pursuant to this offering by a non-U.S. holder (as defined below). This summary does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is limited to non-U.S. holders who hold shares of common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment purposes).

This summary is based on the current provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions and published positions of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different than those set forth below. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	any direct, indirect or constructive owner of the selling stockholder;

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	qualified foreign pension funds defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	brokers or dealers in securities or currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that acquired common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States;

•	persons subject to the anti-inversion rules of Section 7874 of the Code; and

•

persons that hold common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, wash sale or other integrated investment or risk reduction transaction.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR

PARTICULAR SITUATION, AS WELL AS ANY TAX CONSIDERATIONS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of common stock that is not, for U.S. federal income tax purposes, a partnership (or an investor therein) or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and the partner, and upon certain determinations made at the partner level. Accordingly, we urge partnerships and partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of common stock to consult their tax advisors regarding the U.S. federal income tax considerations relating to the acquisition, ownership and disposition of common stock by such partnership.

Distributions

If we make cash or other property distributions on the common stock, other than certain pro rata distributions of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital, which will reduce the non-U.S. holder’s tax basis in the common stock until such basis equals zero, and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.” Subject to the withholding requirements applicable under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any dividends paid to a non-U.S. holder on the common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must generally provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form certifying qualification for the reduced rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. federal withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements Under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of common stock unless:

•

the non-U.S. holder is an individual who has been present in the United States for 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	the common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include any effectively connected gain described in the second bullet point above.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our common stock is and continues to be “regularly traded on an established securities market,” (within the meaning of the U.S. Treasury regulations) only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a U.S. real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, a non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition (and to any distributions treated as a non-taxable return of capital or capital gain from the sale or exchange of such common stock as described above under “—Distributions”). Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate, which is currently 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. holders, including any non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of the common stock, should consult their tax advisors regarding the application of these rules to their particular circumstances.

Additional Withholding Requirements Under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (FATCA), impose a 30% withholding tax on any dividends paid on the common stock and (subject to the proposed U.S. Treasury regulations discussed below) on the gross proceeds from a sale or other disposition of common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, on a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Proposed U.S. Treasury regulations that may be relied upon pending adoption of final U.S. Treasury regulations have indefinitely suspended the withholding tax on gross proceeds. Consequently, FATCA withholding is not expected to apply to gross proceeds from the sale or other disposition of common stock. Non-U.S. holders are encouraged to consult their tax advisors regarding the effects of FATCA on their investment in the common stock.

INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters, with respect to the shares of common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Total

The underwriters are committed to take and pay for all of the shares of common stock being offered, if any are taken, other than the shares covered by the option described below, unless and until this option is exercised.

The underwriters have agreed to buy up to an additional     shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to    additional shares.

Paid by Us	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We, our officers and directors and certain of our stockholders (the “Lock-Up Parties”) have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement (the “Lock-Up Period”), except with the prior written consent of the Representatives. These agreements do not, among other things, prohibit (a) transfer of shares of common stock (i) as bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) by will, testamentary document or intestate succession, (iii) to any member of the Lock-Up Party’s immediate family or to any trust for the benefit of the Lock-Up Party or the immediate family of the Lock-Up Party, (iv) to a partnership, limited liability company or other entity of which the Lock-Up Party and the immediate family of the Lock-Up Party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of the Lock-Up Party or to any investment fund or other entity which fund or entity is controlled or managed by the Lock-Up Party or affiliates of the Lock-Up Party, or as part of a distribution by the Lock-Up Party to its equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to us from an employee upon death, disability or termination of employment, in each case, of such employee, (ix) in connection with a sale of their shares of common stock acquired (A) from the underwriters or (B) in open market transactions after the closing date of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, (xi) pursuant to a written plan established in accordance with Rule 10b5-1 under the Exchange Act prior to the date of this prospectus supplement, or (xii) with the prior written consent of the Representatives, subject to certain requirements; (b) entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act; and (c) transfer of shares of common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the shares of common stock will remain subject to the provisions of this agreement.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, the NYSE Texas, in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $    .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The underwriters have agreed to reimburse us for certain expenses in connection with the offering. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000.

Conflicts of Interest

Because affiliates of the Representatives, including Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., are lenders under our Revolving Credit Facility and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under our ABL Facility, each Representative is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. Each Representative will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares of common stock may be offered to the public in that Relevant State at any time:

(a)	to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that shares of common stock may be offered to the public in the United Kingdom at any time:

(a)

where the offer is conditional on the admission of shares of common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

(b)	to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)

to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the Representatives for any such offer; or

(d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Notice to prospective investors in Hong Kong

Our shares of common stock may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA) or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

The shares are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended, the “FIEA”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Switzerland

The offering of the securities in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering is made to professional clients within the meaning of the FinSA only and the securities will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the securities.

Notice to prospective investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions, and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (“the Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act. Any offer in Australia of our common stock may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM Regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Notice to prospective investors in the People’s Republic of China

This prospectus does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares of common stock offered by this prospectus or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This prospectus relates to an exempt offer which is not subject to any form of regulation or approval by the Dubai Financial Services Authority (the “DFSA”). The DFSA has not approved this prospectus nor has any responsibility for reviewing or verifying any document or other documents in connection with the offering. Accordingly, the DFSA has not approved this prospectus or any other associated documents nor taken any steps to verify the information set out in this prospectus, and has no responsibility for it.

The common stock have not been offered and will not be offered to any persons in the DIFC except on the basis that an offer is:

(i)	an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the DFSA Rulebook; and

(ii)	made only to persons who meet the “Deemed Professional Client” criteria set out in Rule 2.3.4 of the Conduct of Business (COB) module of the DFSA Rulebook, who are not natural persons.

LEGAL MATTERS

The validity of the issuance of the common stock and certain other legal matters in connection with the issuance of the common stock will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Kodiak Gas Services, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accountant firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Distributed Power Solutions, LLC as of and for the year ended December 31, 2025, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.kodiakgas.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the prospectus until all of the shares of common stock offered hereby have been sold or the offering is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our  Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on May 11, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March 12, 2026, March 24, 2026, April 2, 2026 and May 7, 2026, and on Form 8-K/A filed with the SEC on May 13, 2026; and

•

the description of our common stock contained in our Registration Statements on Form 8-A, filed with the SEC on June  28, 2023 and November  24, 2025, and Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating the description of our common stock.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Kodiak Gas Services, Inc.

9950 Woodloch Forest Drive, Suite 1900

The Woodlands, Texas 77380

(936) 539-3300

Attention: Jennifer Howard, Executive Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

KODIAK GAS SERVICES, INC.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of the securities to be sold and the methods by which we will sell them in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock, par value $0.01 per share (“Common Stock”), is listed on The New York Stock Exchange (“NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the symbol “KGS.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our Securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 5 of this prospectus, as well as any risk factors contained in any applicable prospectus supplement hereto and the documents incorporated by reference herein and therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 13, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest in our securities. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein or therein, are accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

When used in this prospectus, except where the context otherwise requires, references to “Kodiak,” “we,” “us,” “our” and the “Company” refer to Kodiak Gas Services, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.kodiakgas.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. We may use the “Investors” section of our website to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the prospectus until we have terminated the offerings of all of the securities to which this prospectus relates (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2026;

•

the description of our Common Stock contained in our Registration Statements on Form 8-A, filed with the SEC on June  28, 2023 and November  24, 2025, and Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating the description of our Common Stock;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 11, 2026; and

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March 12, 2026, March 24, 2026, April 2, 2026 and May 7, 2026.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Kodiak Gas Services, Inc.

9950 Woodloch Forest Drive, Suite 1900

The Woodlands, Texas 77380

(936) 539-3300

Attention: Jennifer Howard, Executive Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

OUR COMPANY

Kodiak is a leading provider and operator of large horsepower, contract compression infrastructure in the U.S, supporting the critical movement and processing of natural gas across key production regions.

Our compression infrastructure and related services are critical to our customers’ ability to reliably produce, gather and transport natural gas and oil. We are a market leader in the Permian Basin, which is the largest producing natural gas and oil basin in the U.S. We operate our large horsepower compression units primarily under fixed-revenue contracts with many upstream and midstream customers. Our compression assets have long useful lives consistent with the expected production lives of the key regions where we operate.

We believe our customer-centric business model positions us as the preferred contract compression operator for our customers and creates long-standing relationships. We strategically invest in the training, development, and retention of our highly skilled and dedicated employees and believe their expertise and commitment to excellence enhances and differentiates our business model. Furthermore, we maintain an intense focus on being one of the most sustainable and responsible operators of contract compression infrastructure.

Our recently completed acquisition of Distributed Power Solutions, LLC, a Texas limited liability company (“DPS”), has expanded our platform beyond contract compression into distributed and behind-the-meter power generation, adding generation capacity and broadening our customer base across data centers, microgrids, manufacturing and energy infrastructure end markets. DPS has been rebranded as Kodiak Power Solutions, a division of the Company.

Shares of our Common Stock trade on the NYSE and the NYSE Texas under the ticker symbol “KGS.” Our principal executive offices are located at 9950 Woodloch Forest Drive, Suite 1900, The Woodlands, Texas 77380, and our telephone number is (936) 539-3300. We maintain a website at www.kodiakgas.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our subsequent Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Statement Regarding Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. See the section entitled “Where You Can Find More Information” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding:

•	Expected operating results, such as revenue growth and earnings, including the integration of acquired businesses and assets into our operations, and our ability to service our indebtedness;

•	Anticipated levels of capital expenditures and uses of capital;

•	Current or future volatility in the credit markets and future market conditions;

•

Potential or pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions and our ability to achieve the intended operational, financial and strategic benefits from any such transactions, including our acquisition of DPS;

•	Expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings;

•	Production and capacity forecasts for the natural gas and oil industry;

•	Strategy for customer retention, growth, fleet maintenance, market position and financial results;

•	Our interest rate hedges; and

•	Strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	A reduction in the demand for natural gas and oil;

•	The loss of, or the deterioration of the financial condition of, any of our key customers;

•	Nonpayment and nonperformance by our customers, suppliers or vendors;

•	Competitive pressures that may cause us to lose market share;

•	Our ability to successfully integrate any acquired businesses, including DPS, and realize the expected benefits thereof in the expected timeframe or at all;

•	Our ability to source and fund purchases of additional compression and power generation equipment;

•	Changes in the distributed power industry, including any decreases in the demand for electricity and distributed power;

•

A deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, the conflict and potential regime change in Iran as well as other hostilities in the Middle East and developments between the United States and Venezuela, inflation, and slow economic growth in the United States;

•	A downturn in the economic environment, as well as continued inflationary pressures;

•	The outcome of any pending internal review or any future related government enforcement actions;

•	Tax legislation and the impact of changes to applicable tax laws, including the passage of the One Big Beautiful Bill Act, and administrative initiatives or challenges to our tax positions;

•	The loss of key management, operational personnel or qualified technical personnel;

•	Our dependence on a limited number of suppliers;

•	The cost of compliance with existing and new governmental regulations, as well as the associated uncertainty given the current U.S. federal government administration;

•

Changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential direct and indirect impact of retaliatory tariffs and other actions;

•	The cost of compliance with regulatory initiatives and stakeholders’ pressures, including sustainability and corporate responsibility;

•	The inherent risks associated with our operations, such as equipment defects and malfunctions;

•	Our reliance on third-party components for use in our information technology systems;

•	Legal and reputational risks and expenses relating to the privacy, use and security of employee and client information;

•	Threats of cyber attacks or terrorism;

•	Agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions;

•	Volatile and/or elevated interest rates and associated central bank policy actions;

•	Our ability to access the capital and credit markets or borrow on affordable terms (or at all) to obtain additional capital that we may require;

•	Major natural disasters, severe weather events or other similar events that could disrupt operations;

•	Unionization of our labor force, labor interruptions and new or amended labor regulations;

•	Renewal of insurance;

•	The effectiveness of our disclosure controls and procedures; and

•

Such other factors as discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC.

All forward-looking statements in this prospectus and any prospectus supplement are made as of the date on its cover page, and any forward-looking statements incorporated by reference herein or therein are made as of the date of the document incorporated by reference. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus. Pending any specific application, we may initially invest funds in short-term marketable securities or money-market investments, as well as apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting compensation to the underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the anticipated date of delivery of the securities.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE or NYSE Texas, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

Direct Sales and Sales through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities, other than the Common Stock, which is listed on the NYSE and NYSE Texas, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock is not complete and may not contain all the information you should consider before investing in the Company’s capital stock. This description is summarized from, and qualified in its entirety by reference to, our Restated Certificate of Incorporation (the “Charter”) and our Third Amended and Restated Bylaws (the “Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information.”

Authorized Capitalization

The Charter provides that the Company is authorized to issue 800,000,000 shares of capital stock, divided into two classes consisting of (a) 750,000,000 shares of Common Stock and (b) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), 6,000,000 of which are currently designated as Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”)

Common Stock

As of May 6, 2026, there were 93,262,222 shares of Common Stock issued and 88,771,027 shares of Common Stock outstanding.

Voting Rights

Each holder of Common Stock, as such, is entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Charter (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Except as otherwise provided in the Charter or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock (such as the Series A Preferred Stock) are entitled to vote together with the holders of Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders generally.

Exchange Rights

Subject to certain limitations, each common unit (“OpCo Unit”) of Kodiak Gas Services, LLC (“Kodiak Services”) held by an electing unitholder is redeemable for either, at Kodiak Services’ election, (i) one share of Common Stock (together with the cancellation of one share of Series A Preferred Stock), subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash, pursuant to the terms of the Sixth Amended and Restated Limited Liability Company Agreement of Kodiak Services (the “OpCo LLC Agreement”).

Dividends and Liquidation

Subject to the rights and preferences of any Preferred Stock that the Company may issue in the future (including, with respect to distributions in liquidation, the Series A Preferred Stock), the holders of Common Stock are entitled to receive:

•	dividends as may be declared by the board of directors of the Company (the “Board”); and

•	all of the Company’s assets available for distribution to stockholders in liquidation, pro rata, based on the number of shares held.

No redemption or sinking fund provisions is applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

As of May 6, 2026, there were 224,120 shares of Preferred Stock issued and outstanding, all of which were Series A Preferred Stock.

Authorized and unissued shares of Preferred Stock may be issued from time to time in one or more additional series as the Board, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock (including the Series A Preferred Stock) at any time outstanding, and, subject to certain exceptions set forth in the Charter, and applicable law, the Board may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series of Preferred Stock.

Series A Preferred Stock

Dividends

Except with respect to dividends in connection with the adoption of a “poison pill” or similar shareholders rights plan, the holders of Series A Preferred Stock will not be entitled to receive any dividends (including cash, stock or property) in respect of their Series A Preferred Stock. However, in the event of a dividend to holders of shares of Common Stock in the form of shares of Common Stock or rights to acquire shares of Common Stock, the holders of Series A Preferred Stock will be entitled to simultaneously receive a dividend of Series A Preferred Stock or rights to acquire Series A Preferred Stock, in each case in the same proportion and manner.

Liquidation Preference

Any shares of Series A Preferred Stock offered hereby will be fully paid and nonassessable. In addition, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of Series A Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to the Company’s stockholders, before any distribution of assets is made on shares of Common Stock, an amount equal to $0.01 per share of Series A Preferred Stock. Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Company’s property or assets, nor the merger or consolidation of the Company with or into any corporation or other entity or the merger or consolidation of any corporation or other entity with or into the Company will be deemed to be a voluntary or involuntary liquidation, dissolution of winding-up of the Company.

Voting Rights

Each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock on all matters submitted to a vote of the holders of Common Stock, as adjusted to account for any subdivision or combination of shares of Common Stock. Except as otherwise provided in the Charter or required by applicable law, the holders of the Series A Preferred Stock will vote together as a single class with the holders of Common Stock on all matters submitted to a vote of the Company’s stockholders generally.

Merger or Consolidation

In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity) or any other transaction in which shares of Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash and/or any other property, the holders of Series A Preferred Stock will not be entitled to receive any economic consideration in respect of the Series A Preferred Stock.

Transfer Restrictions

To the extent that any OpCo Units of Kodiak Services are transferred to the Company or Kodiak Services pursuant to a redemption in accordance with the OpCo LLC Agreement, then simultaneous with that transfer, an equal number of shares of Series A Preferred Stock registered in the name of the transferor will automatically and without further action on the part of the Company or that transferor be transferred to the Company and will no longer be outstanding. Subject to the foregoing and certain exceptions, the transfer of any OpCo Units pursuant to the terms of the OpCo LLC Agreement will result in the automatic transfer of an equal number of shares of Series A Preferred Stock from the same transferor to the same transferee.

Other Series of Preferred Stock

If we offer other series of Preferred Stock under this prospectus, a prospectus supplement relating to the particular series of Preferred Stock offered will include the specific terms of those Preferred Stock, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the Preferred Stock and the number of Preferred Stock to constitute the series;

•	the number of shares of Preferred Stock to be offered;

•	the public offering price at which the Preferred Stock will be issued;

•	any sinking fund provisions of the Preferred Stock;

•	the voting rights, if any, of the Preferred Stock;

•

whether the Preferred Stock will be redeemable and, if so, the price and the terms and conditions on which the Preferred Stock may be redeemed, including the time during which the Preferred Stock may be redeemed and any accumulated dividends thereof, if any, that the holders of the Preferred Stock will be entitled to receive upon the redemption thereof;

•

the terms and conditions, if any, on which the Preferred Stock will be convertible into, or exchangeable for, any other class or series, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

•	any additional designations, preferences, rights, powers, duties and restrictions of the Preferred Stock.

The applicable prospectus supplement relating to any such Preferred Stock we offer will also include a discussion of certain material U.S. federal income tax consequences relating to ownership of the Preferred Stock (other than those consequences described in this prospectus).

The particular terms of any series of Preferred Stock will also be described in a certificate of designation or amendment to our Charter, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of Preferred Stock.

The transfer agent and registrar for any other series of Preferred Stock will be designated in the applicable prospectus supplement.

Anti-Takeover Provisions

Notwithstanding the opt out from Section 203 of the DGCL, some provisions of the Charter and the Bylaws could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, a proxy contest or otherwise. These provisions may also have the effect of preventing changes in the Board. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that might result in a premium over the market price for our Common Stock. Therefore, these provisions could adversely affect the price of our Common Stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection and the Company’s potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company arising from such provisions outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Opt Out of Section 203 of the DGCL

In the Charter, the Company elected not to be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions, if applicable, would prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

the transaction that resulted in the stockholder becoming an interested stockholder, or the business combination, is approved by the board of directors before the time the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Charter and Bylaws

Among other things, our Charter and Bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely delivered to the Company’s corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely in connection with an annual meeting, notice must be delivered to the Company’s corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the Company’s proxy statement released to the stockholders for the preceding year’s annual meeting. The Bylaws specify the requirements as to form and content of such stockholders’ notices. These requirements may deter stockholders from bringing matters before the stockholders at an annual or special meeting;

•

authorize the Board to issue undesignated Preferred Stock. This ability makes it possible for the Board to issue, without stockholder approval, Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company;

•	provide that, subject to the rights of any holders of Preferred Stock the authorized number of directors may be changed only by resolution of the Board;

•

provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, subject to the rights of the holders of any series of Preferred Stock with respect to such series;

•

provide that all vacancies, including newly created directorships, shall, except as otherwise required with regards to rights granted to holders of Preferred Stock, except as otherwise required by law or, if applicable, the rights of holders of a series of Preferred Stock, be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, a sole remaining director, or the stockholders;

•

provide that, except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders may be called only by or at the direction of the Board or the Chairman of the Board;

•

provide that, the Board shall be divided into classes of directors, with the terms of the classes elected at the annual meetings of stockholders held in 2024, 2025 and 2026, respectively, expiring at the third annual meeting of stockholders held after the election of such directors; provided that such division shall terminate at the third annual meeting of stockholders held after the 2026 annual meeting of stockholders. Notwithstanding the preceding sentence, but subject to the rights of the holders of any series of Preferred Stock to elect additional directors, each director elected by stockholders after the 2026 annual meeting shall serve for a term expiring at the next annual meeting of stockholders held after such director’s election and shall hold office until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. This system of electing directors, with respect to the classes elected at the annual meetings of stockholders held in 2024, 2025 and 2025, may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company because it generally makes it more difficult for stockholders to replace a majority of the directors;

•

provide that, the Company generally renounces any interest or expectancy in any business opportunity (existing and future) that might be a corporate opportunity for certain persons and that such persons have no obligation to offer the Company those investments or opportunities;

•

provide that the Bylaws may be amended by stockholders, and certain provisions of the Charter may be amended, only with the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon.

Forum Selection

The Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on the Company’s behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers, or employees to the Company or the Company’s stockholders;

•	any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, the Charter or the Bylaws; or

•	any action asserting a claim governed by the internal affairs doctrine.

The Charter further provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

The Charter also provides that, to the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Company’s capital stock will be deemed to have notice of, and to have consented to, these forum selection provisions. Although the Company believes these provisions benefit the Company by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against the Company’s directors, officers, and employees. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Charter is inapplicable or unenforceable.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by Section 145 of the DGCL, the Bylaws provide that:

•

the Company shall indemnify the Company’s directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions, and that the Company may indemnify other officers, employees or other agents;

•

the Company shall advance expenses to the Company’s directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in the Bylaws are not exclusive.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Company’s directors and officers will be further limited to the fullest extent permitted by the DGCL.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Common Stock, Preferred Stock or any combination thereof (“Warrants”). Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of Warrants for the terms of and information relating to the Warrants, including, where applicable:

(1)	the number of securities purchasable upon exercise of the Warrants and the price at which such securities may be purchased upon exercise of the Warrants;

(2)	the date on which the right to exercise the Warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	the United States federal income tax consequences applicable to the Warrants;

(4)	the amount of the Warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the Warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the prospectus supplement relating to such Warrants.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more of the following securities: Common Stock, Preferred Stock, Warrants or any combination thereof (“Units”). We may evidence each series of Units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of Units;

•	identification and description of the separate constituent securities comprising the Units;

•	the price or prices at which the Units will be issued;

•	the date, if any, on and after which the constituent securities comprising the Units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the Units and their constituent securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Kodiak Gas Services, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accountant firm, given on the authority of said firm as experts in auditing and accounting.

$750,000,000

Kodiak Gas Services, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

J.P. Morgan

   , 2026